FORM 8-K


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


  Date of Report (Date of Earliest Event Reported) July 21, 1997


       CURRENT REPORT PURSUANT TO SECTION 13 or 15 (d)
           OF THE SECURITIES EXCHANGE ACT OF 1934


               Commission file number: 1-13418


               FALCON BUILDING PRODUCTS, INC.
   (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                     36-3931893
(State or Other Jurisdiction of       (I.R.S. Employer
Incorporation or Organization)        Identification No.)


                  TWO NORTH RIVERSIDE PLAZA
                   CHICAGO, ILLINOIS 60606
           (Address of Principal Executive Office)


                       (312) 906-9700
    (Registrant's telephone number, including area code)


                       NOT APPLICABLE
   (Former name, former address and former fiscal year, if
                 changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         The consolidated balance sheet of Falcon Building Products, Inc. (the "Company") as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996 were audited by Arthur Andersen LLP. On July 21, 1997 the Board of Directors of the Company elected, following the June 17, 1997 merger of the Company, to approve the appointment of Coopers & Lybrand LLP as the new independent accountant of the Company. On July 21, 1997 Arthur Andersen LLP was notified of this decision and was informed that upon completion of certain projects in process that they would be dismissed as the Company independent accountant.

        The reports of Arthur Andersen LLP with respect to the financial statements of the Company for each of the two fiscal years in the period ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for each of the two years in the period ended
December 31, 1996 and through July 21, 1997 there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter thereof in connection with its reports on the financial statements for such years.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              16.1 Letter from Arthur Andersen LLP regarding the change in certifying accountant.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FALCON BUILDING PRODUCTS, INC.




                              By:  /s/ Sam A. Cottone
                                   ------------------
                                   Sam A. Cottone
                                   Executive Vice President and
                                   Chief Financial Officer



Dated:  July 23, 1997